                      MetLife Insurance Company of Connecticut

                                 Power of Attorney

                                William J. Mullaney
                                     Director

     KNOW ALL MEN BY THESE PRESENTS, that I, William J. Mullaney, a director of MetLife Insurance Company of Connecticut (formerly The Travelers Insurance Company), a Connecticut company, do hereby appoint Michele H. Abate, Paul G. Cellupica, Richard S. Collins, John E. Connolly, Jr., James L. Lipscomb, Gina C. Sandonato, Myra L. Saul and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with T Mark (File No. 033-33691), MetLife Retirement Account Annuity (formerly, Travelers Retirement Account Annuity) (File No. 333-69793), Registered Fixed Account Option (File No. 333-138472 and related File Nos.: 333-132230, 333-120754, 333-113268, 333-104087
and 333-84176 and any new shares registered), MetLife Target Maturity (formerly, Travelers Target Maturity) (File No. 333-126255 and related File Nos.:
333-83072, 333-51804 and 333-64862 and any new shares registered), Fixed Annuity (File No. 333-138473 and related File Nos. 333-132233, 333-103909 and any new shares registered) and Target Maturity Series II (File No. 333-123002), and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

     IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of March, 2007.


                                                /s/ William J. Mullaney
                                               ------------------------
                                                William J. Mullaney